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                                    EXHIBIT 23.1

                   Consent of Independent Auditors


The Corporate Pension Board
General Signal Corporation:

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-46613) pertaining to the General Signal Corporation Savings and Stock Ownership Plan and related Prospectus of our report dated March 28, 1996 with respect to the financial statements of the General Signal Corporation Savings and Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



                                       /s/ Ernst & Young LLP



Stamford, Connecticut
April 30, 1996

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